                    OMNIBUS AMENDMENT TO COLLATERAL DOCUMENTS


                  AMENDMENT (this "AMENDMENT"), dated as of April 15, 1999, to:
(a) the Parent Pledge and Security Agreement, dated as of March 30, 1998 (as amended by a Substitution Agreement dated on or about July 10, 1998, and as heretofore otherwise amended, supplemented or otherwise modified, the "PARENT PLEDGE AND SECURITY AGREEMENT"), between SUNBEAM CORPORATION (with its successors, the "PARENT") and FIRST UNION NATIONAL BANK, as Administrative Agent; (b) the Parent Security Agreement, dated as of July 10, 1998 (as heretofore amended, supplemented or otherwise modified, the "PARENT SECURITY AGREEMENT"), between the Parent and the Administrative Agent; (c) the Subsidiary Pledge and Security Agreement, dated as of March 30, 1998 (as amended by Amendment No. 1 dated as of July 10, 1998, a Substitution Agreement dated on or about July 10, 1998, an Amendment dated as of December 23, 1998, and as heretofore otherwise amended, supplemented or otherwise modified, the "SUBSIDIARY PLEDGE AND SECURITY AGREEMENT"), among each subsidiary of the Parent signatory thereto (with their respective successors, the "GRANTORS") and the Administrative Agent; and (d) the Subsidiary Security Agreement, dated as of July 10, 1998 (as heretofore amended, supplemented or otherwise modified, the "SUBSIDIARY SECURITY AGREEMENT"; and together with the foregoing agreements, collectively, the "COLLATERAL DOCUMENTS"), among the Grantors and the Administrative Agent.

                              W I T N E S S E T H :

                  WHEREAS, the Parent and the Administrative Agent are parties to the Credit Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Parent, the Subsidiary Borrowers referred to therein, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, and the Administrative Agent;

                  WHEREAS, pursuant to the Credit Agreement, the Parent and the Grantors executed the Collateral Documents in favor of the Administrative Agent;

                  WHEREAS, the parties to the Credit Agreement are entering into an Amendment No. 5, Third Waiver and Agreement, dated as of even date herewith (the "FIFTH AMENDMENT"), to and under the Credit Agreement; and

                  WHEREAS, in connection with the Fifth Amendment, the parties to the Collateral Documents have agreed to amend the Collateral Documents as more fully set forth below;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the applicable Collateral Document shall, after this Amendment becomes effective, refer to such Collateral Document as amended hereby. Except as herein specifically amended, all terms and provisions of each Collateral Document shall remain in full force and effect and shall be performed by the parties thereto according to its terms and provisions. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Collateral Documents or indicate the Lenders' willingness to consent to any such other modification, amendment or waiver.

                  SECTION 2. AMENDMENT TO PARENT PLEDGE AND SECURITY AGREEMENT. The Parent Pledge and Security Agreement is amended as follows:

                  (a) Section 1 of the Parent Pledge and Security Agreement is amended:

                           (i) to add in its appropriate alphabetical order in
                  such Section the following new definition:

                                    ""INVESTMENT PROPERTY" means all "investment
                           property" as such term is defined in Section 9-115 of the Uniform Commercial Code as in effect from time to time in the State of New York.";

                           (ii) to add the phrase ", including without
                  limitation, the Intercompany Agreements" immediately before the period at the end of the definition of "PLEDGED INSTRUMENTS" in such Section; and

                           (iii) to add immediately after each reference to the
                  term "the Parent" in the definition of "SECURED OBLIGATIONS" in such Section the phrase "or any Subsidiary Borrower";

                  (b) Section 2 of the Parent Pledge and Security Agreement is amended:

                           (i) to add immediately after the phrase "its Direct
                  Subsidiaries" in the third sentence in paragraph (A) in such Section the phrase "and Indirect Subsidiaries"; and

                           (ii) to add immediately after paragraph (C) in such
                  Section the following new paragraph (D):

                                     "(D) PLEDGED INSTRUMENTS. Each Pledged
                           Instrument and each document and instrument that secures or guarantees payment of such Pledged Instrument constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. As of March 31, 1999, the outstanding principal balance of the Intercompany Agreement, dated April 6, 1998, made by Coleman in favor of the Parent was not less than $395,000,000 and, as of the Fifth Amendment Effective Date, such Intercompany Agreement is not subject to any defense, counterclaim or offset whatsoever, other than the right to make repayments thereunder.";

                  (c) Section 3 of the Parent Pledge and Security Agreement is amended:

                           (i) to add immediately after the phrase "any of its
                  Direct Subsidiaries" in paragraph (A)(2) of such Section the phrase "or Indirect Subsidiaries";

                           (ii) to add immediately after the phrase "any of its
                  Direct Domestic Subsidiaries" in paragraph (A)(3) in such Section the phrase "or Indirect Subsidiaries";

                           (iii) to renumber paragraphs "(A)(4)" and "(A)(5)" in
                  such Section as new paragraphs "(A)(5)" and "(A)(6)", respectively;

                           (iv) to add immediately after paragraph (A)(3) in
                  such Section the following new paragraph (A)(4):

                         "(4) all Investment Property;";

                           (v) to replace the phrase "clauses (1) through (4)
                  hereof" in new paragraph (A)(6) in such Section with the phrase "clauses (1) through (5) hereof (including without limitation, all dividends or other income from the Investment Property or the Pledged Securities, collections thereon or distributions or payments with respect thereto) and all collateral security and guarantees given by any Person with respect to all or any of the collateral described in clauses
                  (1) through (5) hereof (including without limitation, the collateral security provided under the Coleman Intercompany Collateral Documents)";

                           (vi) to replace the word "owes" in each of paragraphs
                  (B), (C) and (D) in such Section with the words "instrument evidencing"; and

                           (vii) to add immediately after the phrase "any of its
                  Direct Subsidiaries" in paragraph (E) in such Section the phrase "or Indirect Subsidiaries";

                  (d) Section 5 of the Parent Pledge and Security Agreement is amended:

                           (i) to add immediately before the period at the end
                  of the first sentence in paragraph (A) in such Section the parenthetical "(including without limitation, in the case of any Investment Property and any other relevant Collateral, taking any actions reasonably deemed necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto and, in the case of any Pledged Instrument secured by any collateral, execute and deliver UCC-1 financing statements or UCC assignments, as appropriate, in form and substance satisfactory to the Administrative Agent, evidencing the pledge and assignment to the Administrative Agent of the interests of the Parent in such collateral securing such Pledged Instrument, and original counterparts of each security document and guarantee executed in connection with the grant of any collateral to secure any such Pledged Instrument)"; and

                           (ii) to add immediately after paragraph (B) in such
                  Section the following new paragraphs (C) and (D):

                                    "(C) The Parent authorizes the
                           Administrative Agent to endorse on a schedule to each Intercompany Agreement, all loans and advances made by the Parent to any Direct Subsidiary or Indirect Subsidiary (including without limitation, any Intercompany Agreement made by Coleman in favor of the Parent), and all payments made on account of principal and the amounts of interest paid or capitalized. Each such endorsement shall constitute "prima facie" evidence of any Indebtedness (including interest thereon) owed by such Direct Subsidiary or Indirect Subsidiary and the amounts repaid by such Direct Subsidiary or Indirect Subsidiary. The failure to make any such endorsement shall not affect the obligations of such Direct Subsidiary or Indirect Subsidiary under such Intercompany Agreement.

                                    (D) The Parent agrees that it will not, in
                           any manner that could reasonably be expected to materially impair the value of such Pledged Instrument as Collateral or the rights of the Parent with respect thereto (i) enter into any agreement amending or supplementing any Pledged Instrument or any document or instrument evidencing any collateral security or guarantee with respect to such Pledged Instrument; (ii) waive or release any obligation of any party to any Pledged Instrument or to any document or instrument evidencing the collateral security or guarantee with respect to such Pledged Instrument; (iii) release any Pledged Instrument or any collateral security or guarantee with respect to such Pledged Instrument; or (iv) fail to exercise promptly and diligently any right which it may have under, or in respect of, any such Pledged Instrument, including without limitation, any failure which could result in any right of offset against sums payable under any such Pledged Instrument; PROVIDED that, without the prior written consent of the Administrative Agent and the other Secured Parties, or otherwise as expressly set forth in the Coleman Intercompany Collateral Documents, the Parent shall not (x) at any time take or omit to take any action of the type contemplated by clauses (i) through (iv) above in respect of any Pledged Instrument constituting an Intercompany Agreement made by Coleman in favor of the Parent, or any document or instrument evidencing any collateral security or guarantee with respect to such Intercompany Agreement (including without limitation, the Coleman Intercompany Collateral Documents) or (y) other than to make loans and advances permitted by the Credit Agreement under such Intercompany Agreement and, subject to the rights of the Administrative Agent under this Agreement (including without limitation, under Sections 8 and 10 after the occurrence and during the continuance of a Default or an Event of Default), to collect repayments under such Intercompany Agreement, exercise any rights and remedies against Coleman under such Intercompany Agreement or under the Coleman Intercompany Collateral Documents, all of which rights and remedies have been pledged and assigned to the Administrative Agent pursuant to this Agreement, constitute Collateral under this Agreement, and shall be exercised by the Administrative Agent, for the benefit of the Secured Parties, to the extent, at the times and in the manner set forth in this Agreement and the Coleman Intercompany Collateral Documents.";

                  (e) Section 9 of such Parent Pledge and Security Agreement is amended to add immediately after each reference to the term "the Pledged Stock" in such Section the phrase "and the Investment Property"; and

                  (f) Section 11 of the Parent Pledge and Security Agreement is amended to add immediately after the parenthetical "(whether or not in effect in the jurisdiction where such rights are exercised)" in the first sentence in such Section the phrase ", including without limitation, all rights of a secured party under the Uniform Commercial Code in respect of any collateral security granted by any Person to secure any Pledged Instrument or any other Collateral, including without limitation, under the Coleman Intercompany Collateral Documents to secure the Intercompany Agreement made by Coleman".

                  SECTION 3. AMENDMENT TO PARENT SECURITY AGREEMENT. The Parent Security Agreement is amended as follows:

                  (a) Section 1 of the Parent Security Agreement is amended:

                           (i) to add immediately after each reference to the
                  term "the Parent" in the definitions of "LETTER OF CREDIT OBLIGATION" and "SECURED OBLIGATIONS" in such Section the phrase "or any Subsidiary Borrower";

                  (b) Section 4 of the Parent Security Agreement is amended:

                           (i) to add immediately after the term "Asset Sale" in
                  clause (y) in paragraph (i) in such Section the phrase "or other disposition"; and

                           (ii) to amend paragraph (l) in such Section in its
                  entirety to read as follows:

                                    "(l) In the event the Parent proposes to
                           take any action contemplated by Section 4(a)(i), 4(a)(ii) or 4(a)(iii), at the request of the Administrative Agent, the Parent shall, at its cost and expense, and prior to taking such proposed action, cause to be delivered to the Secured Parties an opinion of counsel, satisfactory to the Administrative Agent, substantially in the form of Exhibit E, or otherwise in form and substance, and covering such matters relating to such action, reasonably satisfactory to the Administrative Agent."; and

                  (c) Section 12 of the Parent Security Agreement is amended to add immediately after each reference to "Asset Sale" in paragraph (c) in such Section the phrase "or other disposition".

                  SECTION 4. AMENDMENT TO SUBSIDIARY PLEDGE AND SECURITY AGREEMENT. The Subsidiary Pledge and Security Agreement is amended as follows:

                  (a) Section 1 of the Subsidiary Pledge and Security Agreement is amended:

                           (i) to add in its appropriate alphabetical order in
                  such Section the following new definition:

                                    "INVESTMENT PROPERTY" means all "investment
                           property" as such term is defined in Section 9-115 of the Uniform Commercial Code as in effect from time to time in the State of New York.";

                           (ii) to add the phrase ", including without
                  limitation, the Intercompany Agreements" immediately before the period at the end of the definition of "PLEDGED INSTRUMENTS" in such Section; and

                           (iii) to replace the term "Foreign Direct Subsidiary
                  Shares" in the definition of "PLEDGED STOCK" in such Section with the term "Direct Foreign Subsidiary Shares";

                  (b) Section 2 of the Subsidiary Pledge and Security Agreement is amended:

                           (i) to add immediately after the phrase "each Direct
                  Domestic Subsidiary" in the second sentence in paragraph (A) in such Section the parenthetical "(or in the case of Coleman prior to the Coleman Merger Effective Date, all of the issued and outstanding capital stock of Coleman owned by such Grantor)";

                           (ii) to replace the term "Foreign Direct Subsidiary"
                  in the second sentence in paragraph (A) in such Section with the phrase "Direct Foreign Subsidiary";

                           (iii) to add immediately after the phrase "each
                  Direct Foreign Subsidiary" (as amended by clause (ii) above) in the second sentence in paragraph (A) in such Section the parenthetical "(or in the case of Sunbeam Corporation (Canada) Limited, all of the issued and outstanding stock of Sunbeam Corporation (Canada) Limited owned by such Grantor)";

                           (iv) to add immediately before the phrase "any of
                  their Direct Subsidiaries" in the third sentence in paragraph
                  (A) in such Section the phrase "the Parent, any Material Subsidiaries or"; and

                           (v) to add immediately after paragraph (C) in such
                  Section the following new paragraph (D):

                                    "(D) PLEDGED INSTRUMENTS. Each Pledged
                           Instrument and each document and instrument that secures or guarantees payment of such Pledged Instrument constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Sunbeam Products, Inc. hereby represents and warrants that, as of the Fifth Amendment Effective Date, the outstanding principal balance on the Material Subsidiary Intercompany Agreement dated April, 1998, made by Coleman in favor of Sunbeam Products, Inc. was $0. Coleman Worldwide Corporation hereby represents that, as of the Fifth Amendment Effective Date, the outstanding principal balance on the Intercompany Agreement dated July 10, 1998, made by Coleman in favor of Coleman Worldwide Corporation was $0. Upon the request of the relevant Grantor, the Administrative Agent shall deliver promptly, after the Fifth Amendment Effective Date, each such Intercompany Agreement to such Grantor for cancellation.";

                  (c) Section 3 of the Subsidiary Pledge and Security Agreement is amended:

                           (i) to add immediately before the phrase "any of its
                  Direct Subsidiaries" in paragraph (A)(2) of such Section the phrase "the Parent, any Material Subsidiary or";

                           (ii) to add immediately before the phrase "any of its
                  Direct Domestic Subsidiaries" in paragraph (A)(3) in such Section the phrase "any Material Subsidiary or";

                           (iii) to renumber paragraphs "(A)(3)" and "(A)(4)" in
                  such Section as new paragraphs "(A)(4)" and "(A)(5)", respectively;

                           (iv) to add immediately after paragraph (A)(2) in
                  such Section the following new paragraph (A)(3):

                                    "(3) all Investment Property; and";

                           (v) to replace the phrase "clauses (1) through (3)
                  hereof" in new paragraph (A)(5) in such Section with the phrase "clauses (1) through (4) hereof (including without limitation, all dividends or other income from the Investment Property or the Pledged Securities, collections thereon or distributions or payments with respect thereto) and all collateral security and guarantees given by any Person with respect to all or any of the collateral described in clauses
                  (1) through (4) hereof";

                           (vi) to replace the word "owes" in each of paragraphs
                  (B), (C) and (D) in such Section with the words "instrument evidencing"; and

                           (vii) to add immediately before the phrase "or any of
                  their Direct Subsidiaries" in paragraph (E) in such Section the phrase ", the Parent, any Material Subsidiary";

                  (e) Section 5 of the Subsidiary Pledge and Security Agreement is amended:

                           (i) to add immediately before the period at the end
                  of the first sentence in paragraph (A) in such Section the parenthetical "(including without limitation, in the case of any Investment Property and any other relevant Collateral, taking any actions reasonably deemed necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto and, in the case of any Pledged Instrument secured by any collateral, execute and deliver UCC-1 financing statements or UCC assignments, as appropriate, in form and substance satisfactory to the Administrative Agent, evidencing the pledge and assignment to the Administrative Agent of the interests of the applicable Grantor in such collateral securing such Pledged Instrument, and original counterparts of each security document and guarantee executed in connection with the grant of any collateral to secure any such Pledged Instrument)"; and

                           (ii) to add immediately after paragraph (B) in such
                  Section the following new paragraphs (C) and (D):

                                    "(C) Each Grantor authorizes the
                           Administrative Agent to endorse on a schedule to each Intercompany Agreement or Material Subsidiary Intercompany Agreement, all loans and advances made by such Grantor to any Direct Subsidiary or Indirect Subsidiary, and all payments made on account of principal and the amounts of interest paid or capitalized. Each such endorsement shall constitute "prima facie" evidence of any Indebtedness (including interest thereon) owed by such Direct Subsidiary or Material Subsidiary and the amounts repaid by such Direct Subsidiary or Material Subsidiary. The failure to make any such endorsement shall not affect the obligations of such Direct Subsidiary or Material Subsidiary under such Intercompany Agreement or Material Subsidiary Intercompany Agreement.

                                    (D) Each Grantor agrees that it will not, in
                           any manner that could reasonably be expected to materially impair the value of such Pledged Instrument as Collateral or the rights of such Grantor with respect thereto (i) enter into any agreement amending or supplementing any Pledged Instrument or any document or instrument evidencing any collateral security or guarantee with respect to such Pledged Instrument; (ii) waive or release any obligation of any party to any Pledged Instrument or to any document or instrument evidencing the collateral security or guarantee with respect to such Pledged Instrument; (iii) release any Pledged Instrument or any collateral security or guarantee with respect to such Pledged Instrument; or (iv) fail to exercise promptly and diligently any right which it may have under, or in respect of, any such Pledged Instrument, including without limitation, any failure which could result in any right of offset against sums payable under any such Pledged Instrument";

                  (f) Section 8 of the Subsidiary Pledge and Security Agreement is amended to add immediately after each reference to the term "the Pledged Stock" in such Section the phrase "and the Investment Property";

                  (g) Section 10 of the Subsidiary Pledge and Security Agreement is amended to add immediately after the parenthetical "(whether or not in effect in the jurisdiction where such rights are exercised)" in the first sentence in such Section the phrase ", including without limitation, all rights of a secured party under the Uniform Commercial Code in respect of any collateral security granted by any Person to secure any Pledged Instrument or any other Collateral"; and

                  (h) Schedules I and II to the Subsidiary Pledge and Security Agreement are replaced with new Schedules I and II in the forms attached to this Amendment as Exhibits A and B, respectively.

                  SECTION 5. AMENDMENT TO SUBSIDIARY SECURITY AGREEMENT. The Subsidiary Security Agreement is amended as follows:

                  (a) Section 1 of the Subsidiary Security Agreement is amended:

                           (i) to add immediately after each reference to the
                  term "the Parent" in the definition of "LETTER OF CREDIT OBLIGATION" in such Section the phrase "or any Subsidiary Borrower"; and

                           (ii) to replace each reference to the term "the
                  Parent" in the definition of "SECURED OBLIGATIONS" in such Section with the term "the Obligors"; and

                  (b) Section 4 of the Subsidiary Security Agreement is amended:

                           (i) to add immediately after the term "Asset Sale" in
                  clause (y) in paragraph (i) in such Section the phrase "or other disposition"; and

                           (ii) to amend paragraph (l) in such Section in its
                  entirety to read as follows:

                                    "(l) In the event a Grantor proposes to take
                           any action contemplated by Section 4(a)(i), 4(a)(ii) or 4(a)(iii), at the request of the Administrative Agent, such Grantor shall, at its cost and expense, and prior to taking such proposed action, cause to be delivered to the Secured Parties an opinion of counsel, satisfactory to the Administrative Agent, substantially in the form of Exhibit E, or otherwise in form and substance, and covering such matters relating to such action, reasonably satisfactory to the Administrative Agent."; and

                  (c) Section 12 of the Subsidiary Security Agreement is amended to add immediately after each reference to "Asset Sale" in paragraph
         (c) in such Section the phrase "or other disposition".

                  SECTION 6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 7. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 8. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. After giving effect to this Amendment, each of the Parent and the Grantors hereby represents and warrants that all representations and warranties applicable to the Parent or such Grantor, as the case may be, contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

                  SECTION 9. EFFECTIVENESS. This Amendment shall become effective on the date on which the Administrative Agent shall have received from the Parent and each of the Grantors, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                   SUNBEAM CORPORATION


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:


                                   BRK BRANDS, INC.


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:


                                   COLEMAN WORLDWIDE CORPORATION


                                   By /s/  Ronald R. Richter
                                      --------------------------------------
                                      Name:
                                      Title:


                                   DDG I, INC.


                                   By /s/ Janet Kelley
                                      --------------------------------------
                                      Name:
                                      Title:


                                   FIRST ALERT, INC.


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:

                                   GHI I, INC.


                                   By /s/  Janet Kelley
                                      --------------------------------------
                                      Name:
                                      Title:


                                   LASER ACQUISITION CORPORATION


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:


                                   SI II, INC.


                                   By /s/ Janet Kelley
                                      --------------------------------------
                                      Name:
                                      Title:


                                   SIGNATURE BRANDS, INC.


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:


                                   SIGNATURE BRANDS USA, INC.


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:

                                   SUNBEAM AMERICAS HOLDINGS, LTD.


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:

                                   SUNBEAM PRODUCTS, INC.


                                   By /s/ Bobby Jenkins
                                      --------------------------------------
                                      Name:
                                      Title:


                                   FIRST UNION NATIONAL BANK,
                                     as Administrative Agent


                                   By /s/ T.M. Molitor
                                      --------------------------------------
                                      Name: T.M. Molitor
                                      Title: SVP

                                   OP II, INC.


                                   By /s/ Janet Kelley
                                      --------------------------------------
                                      Name: Janet Kelley
                                      Title: Vice President